                                                                   EXHIBIT 10.43

                                BROOKE GROUP LTD.
                       100 S.E. SECOND STREET, 32ND FLOOR
                              MIAMI, FLORIDA 33131




                                 January 1, 1998

Ms. Joselynn D. Van Siclen
3610 Yacht Club Drive, #612
Aventura, Florida  33180


Dear Ms. Van Siclen:

         We are pleased to inform you that Brooke Group Ltd. (the "Company") has granted you a nonqualified option (the "Option") to purchase 30,000 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), at a price of $5.00 per share (any of the underlying shares of Common Stock to be issued upon exercise of the Option are referred to hereinafter as the "Shares"), subject to the following terms and conditions:

         1. The Option may be exercised on or prior to December 31, 2006 (at which date the Option will, to the extent not previously exercised, expire), as follows: (a) as to 5,000 of the Shares, on and after the date hereof; (b) as to 5,000 of the Shares, on and after January 1, 1999; (c) as to 5,000 of the Shares, on and after January 1, 2000; (d) as to 5,000 of the Shares, on and after January 1, 2001; (e) as to 5,000 of the Shares, on and after January 1, 2002; and (f) as to the final 5,000 of the Shares, on and after January 1, 2003. Each such installment shall be cumulative and your right of purchase thereunder shall continue, unless exercised or terminated as herein provided, through the expiration date of the Option.

         2. Any installment of the Option, from and after the date it becomes exercisable pursuant to Section 1 hereof, may be exercised in whole or in part by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number of the Shares to be purchased, together with payment of the purchase price of the Shares to be purchased. The purchase price is to be paid in cash or by delivering shares of Common Stock already owned by you and having a fair market value on the date of exercise equal to the exercise price of the Option, or a combination of such shares and cash.

         3. Except to the extent provided in Section 4 hereof, in the event your employment with the Company is terminated for any reason, the Option shall forthwith terminate, provided that you may exercise any then unexercised installments of the Option then exercisable at any time prior to the earlier of three months after the termination of your employment or the expiration of the Option.

Ms. Joselynn D. Van Siclen
January 1, 1998
Page 2




         4. In the event of the occurrence of any Change of Control of the Company or of New Valley Corporation (as the term "Change of Control" is defined in Section 6(f) of the Employment Agreement, dated as of January 1, 1995, as amended as of January 1, 1996, between Howard M. Lorber and New Valley Corporation), other than any Change of Control arising by reason of a testamentary bequest by Bennett S. LeBow to or for the benefit of his surviving spouse of any or all securities of the Company or of New Valley Corporation beneficially owned by him as of his date of death so long as, following the bequest, the event referenced in Section 6(f)(ii) of such Employment Agreement shall not have occurred, all installments of the Option (to the extent not previously exercised) shall become immediately exercisable at any time prior to the earlier of three months after the termination of your employment or the expiration of the Option.

         5. The Option is not transferable otherwise than by will or by the applicable laws of descent and distribution and may be exercised during your lifetime only by you (or in the event of your Disability, by your personal representative or representatives).

         6. In the event of your death, the Option may be exercised by your personal representative or representatives or by the person or persons to whom your rights under the Option shall pass by will or by the applicable laws of descent or distribution.

         7. In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger, consolidation, split-up, subdivision, combination or exchange of shares, or the like, the aggregate number and kind of shares subject to the Option and the exercise price thereof shall be proportionately adjusted by the Company.

         8. Unless at the time of the exercise of the Option a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to the Shares, the Shares shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of the Option, in whole or in part, you agree to execute and deliver to the Company a certificate to such effect.

         9. You understand and acknowledge that, under existing law, unless at the time of the exercise of the Option a registration statement under the Act is in effect as to the Shares so issuable: (i) any Shares purchased by you upon exercise of the Option may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such Shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which shares may be sold);
(iii) in the case of securities to which Rule 144 is not

Ms. Joselynn D. Van Siclen
January 1, 1998
Page 3



applicable, compliance with Regulation A promulgated under the Act or some other disclosure exemption shall be required; (iv) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares have not been registered under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; and (v) the Company shall place an appropriate "stop transfer" order with its transfer agent with respect to such Shares.

         10. Promptly following the date hereof, the Company shall use its best efforts to file and keep in effect a Registration Statement on Form S-8, Form S-3 or other applicable form to register under the Act the Shares issuable to you upon exercise of the Option and the resale thereof by you.

Ms. Joselynn D. Van Siclen
January 1, 1998
Page 4




         Would you kindly evidence your acceptance of the Option and your agreement to comply with the provisions hereof by executing this letter in the space provided below.

                                             Very truly yours,

                                             BROOKE GROUP LTD.

                                             By: /s/ Bennett S. LeBow
                                                 -------------------------------
                                                 Bennett S. LeBow
                                                 Chairman, President
                                                    and Chief Executive Officer

AGREED TO AND ACCEPTED:

/s/ Joselynn D. Van Siclen
-------------------------------
Joselynn D. Van Siclen

                                                                       EXHIBIT A




Brooke Group Ltd.
100 S.E. Second Street, 32nd Floor
Miami, Florida  33131


Gentlemen:

         Notice is hereby given of my election to purchase __________ shares of Common Stock, $.10 par value (the "Shares"), of Brooke Group Ltd., at a price of $5.00 per Share, pursuant to the provisions of the stock option granted to me on January 1, 1998. Enclosed in payment for the Shares is:

          [ ]  my check in the amount of $ ____________________.

          [ ]  _______________ Shares having a total value of $______________, such value being based on the closing price(s) of the Shares on the date hereof.

         The following information is supplied for use in issuing an registering the Shares purchased hereby:

         Number of Certificates
              and Denominations           _________________________

         Name                             _________________________

         Address                          _________________________

                                          _________________________

         Social Security                  _________________________



Dated:

                                                     Very truly yours,



                                                     Joselynn D. Van Siclen